                                                                    EXHIBIT 10.7


                               SEVERANCE AGREEMENT

         This SEVERANCE AGREEMENT ("Agreement") is entered into as of September 26, 2001 by and between Chase Industries Inc., a Delaware corporation ("CSI"), and Michael T. Segraves ("Executive") and is effective as of the Effective Date (as defined below).

                                    Recitals

         A. Executive currently is employed by Chase Brass & Copper Company, Inc., a Delaware corporation and a wholly-owned subsidiary of CSI ("CBCC") and serves as (i) Vice President, Chief Financial Officer, Treasurer and Secretary of CSI, (ii) Vice President-Finance, Chief Financial Officer, Secretary, Treasurer and a director of CBCC and (iii) Vice President, Secretary, Treasurer, and a director of LTC Reserve Corp., a Delaware corporation and a wholly owned subsidiary of CSI (collectively the "Positions"), as set forth in Exhibit B.

         B. Executive and CSI hereby agree that Executive's employment with CBCC shall terminate and Executive shall resign from all Positions, as of the date of the Severance of Employment (as defined herein).

         C. Executive has 21 days to consider this Agreement, which Executive agrees is a reasonable amount of time. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period, which began on September __, 2001. Executive may, at his option, sign this Agreement before expiration of this 21-day period. In addition, Executive may revoke this Agreement within seven days after Executive has signed it by notice to the President of Chase Industries Inc., c/o Chase Brass & Copper Company, Inc., 14212 County Road M-50, Montpelier, Ohio 43543 (Telecopy No.:
419-485-8150). This Agreement will not become effective or enforceable until the seven day revocation period has expired without Executive's revocation. This Agreement will become effective and enforceable automatically and without any further action by any party on the Effective Date. Executive acknowledges that if Executive accepts any of the severance benefits set forth in Section 2.a. of this Agreement after the expiration of the seven day period, such acceptance shall constitute an acknowledgement by Executive that Executive did not revoke this Agreement during the seven day period.

         In consideration of the mutual agreements herein set forth and for good and valuable consideration, receipt of which hereby is acknowledged the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following definitions apply unless the context requires otherwise:

                  a. Affiliate: shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

                  b. Base Salary: shall mean the Executive's annual base pay. Base Salary shall not include any bonus, commission, incentive pay, overtime, auto or travel allowance or other similar payments or compensation.

                  c. Effective Date: shall mean 12:01 a.m. eastern standard time on the later of (i) the date immediately following the date on which Executive's right to revoke this Agreement expires as described in paragraph C of the Recitals of this Agreement without any revocation of this Agreement by Executive and (ii) the date immediately following the date on which Executive's right to revoke the Release expires as described in the first paragraph of the Release without any revocation of the Release by Executive.

                  d. Person: shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization.

                  e. Release: shall mean the Agreement and Release described in
Section 7 and set forth in Exhibit A.

                  f. Severance of Employment: shall mean Executive's termination or resignation from all Positions effective as of October 2, 2001.

                  g. Subsidiary: shall mean any corporation or other entity of which a majority of the combined voting power of the outstanding Voting Securities is owned, directly or indirectly, by CSI.

                  h. Voting Securities: shall mean (i) any securities or interests that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body and
(ii) with respect to CSI, all shares of CSI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of common stock, par value $.01 per share, of CSI).

         2. Severance and Employment Benefits.

                  a. In connection with the Severance of Employment, CSI shall pay or provide to Executive, if and only if Executive executes (and does not revoke) the Release, severance benefits described in this Section 2.a.:

                           (i) a single lump sum which shall be paid, no earlier than 8 days following the execution of the Release and no later than 15 days following such execution, in the amount of $125,000 and a single lump sum, which shall be paid January 2, 2002 provided that Executive executes the Release at least 8 days before such date, in the amount of $439,735;

                           (ii) the continuation in full force and effect, for the benefit of Executive (and, if applicable, Executive's spouse and dependent children) for a one-year period beginning upon the date of Severance of Employment, of all medical and dental insurance coverages as in effect, from time to time for salaried employees of CBCC, and in which such persons were participating immediately prior to the date of Severance of Employment; provided, however, that such coverage shall be provided on an after-tax basis and Executive shall be issued a Form 1099 which reflects the entire cost of such coverage for himself and his dependents; and provided, further, that any insurance coverage provided pursuant hereto shall be limited and reduced to the extent coverage otherwise is provided by (or available from or under) any other employer of Executive or Executive's spouse or minor children, or Social Security, medicare, medicaid or any similar or substitute plans available to such persons; and

                           (iii) the vesting as of the date of the Severance of Employment in any of Executive's outstanding stock options granted pursuant to the Chase Brass Industries, Inc. 1994 Long-Term Incentive Plan (the "Long-Term Incentive Plan") and right to exercise such options, regardless of anything to the contrary in the agreements evidencing such options, until the earlier of midnight on the third anniversary of the Severance of Employment or midnight on the date of the expiration of such options as provided in the agreements evidencing such options without regard to any expiration triggered by the Severance of Employment of the Executive; provided, however, following the Severance of Employment Executive shall not be entitled to any further stock option grants pursuant to the Long-Term Incentive Plan or otherwise;

                  b. Notwithstanding any other provision of this Agreement, solely for the purpose of calculating continued medical and dental coverage under the medical and dental plan program component of the Employee Benefit Plan Chase Brass & Copper Co., Inc. (but not under the health care reimbursement plan program component of the Employee Benefit Plan Chase Brass & Copper Co., Inc.) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the date of Executive's Severance of Employment shall be the date Executive's medical and dental insurance coverage expires pursuant to the terms of Section 2.a.(ii).

                  c. Executive shall be entitled to continue to receive Executive's prorated Base Salary through the date of the Severance of Employment without Executive's provision of any services to CBCC; provided, however, Executive agrees that receipt of the prorated Base Salary shall be in full satisfaction of any remaining unused vacation days Executive may have for the 2001 calendar year and any prior calendar year.

                  d. Executive shall not be entitled to a discretionary profit sharing contribution pursuant to the Chase Brass & Copper Company Savings and Profit Sharing Plan for Salaried Employees for the Plan Year ending December 31, 2001.

                  e. Executive shall be entitled to any deferral contributions, matching contributions and profit sharing contributions made, before the Severance of Employment, by or for the account of Executive pursuant to the terms of the Chase Brass & Copper Benefit Restoration Plan (the "BERP") and any earnings related thereto which aggregate amount shall not include any matching contribution that would be made for the month of the Severance of Employment had such Severance of Employment not occurred; provided, however, that Executive shall only be entitled to such matching contributions and profit sharing contributions and any earnings related thereto to the extent such matching contributions and profit sharing contributions are vested pursuant to the terms of the BERP as of the Severance of Employment and Executive shall not be entitled to any profit sharing contribution made pursuant to the BERP for the plan year ending December 31, 2001; provided, further, that Executive shall receive a single lump sum cash payment of all vested amounts credited to his BERP accounts as soon as administratively feasible in the calendar year following the Severance of Employment.

                  f. If any payment is made, or benefits provided, pursuant to
Section 2.a., Executive's Change in Control Agreement dated March 31, 1997, as amended, shall terminate at the time of such payment without any further liability or obligation of any party thereto or CBCC or LTC, and shall be null and void ab initio.

                  g. Following the Severance of Employment, except as provided by law and except as provided in this Section 2, Executive shall not be entitled to benefits, payments, expense reimbursements or perquisites from CSI or any Affiliate of CSI.

         3. Reductions, No Mitigation.

                  a. Notwithstanding anything in this Agreement to the contrary, the severance benefit payment received under this Agreement shall be reduced by loans or other amounts due to CSI or any Subsidiary by the Executive, which amount equals $0 (to be filled in by Executive); alternatively, Executive represents and warrants that Executive does not as of the date of the Severance of Employment have any loans or other amounts due to CSI or any Subsidiary.

                  b. Except as provided in Sections 3.a. and 5, the severance compensation to be provided pursuant to Section 2 of this Agreement shall be paid and provided without reduction, other than as expressly provided for therein, regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive from any source or which Executive could have obtained upon seeking other employment.

         4. Non-Disclosure, Return of Documents. Executive shall not, directly or indirectly, at any time following the Severance of Employment with CBCC, reveal, divulge or make known to any Person or entity, or use for Executive's personal benefit (including without limitation for the purpose of soliciting business, whether or not competitive with any business of CSI or any Subsidiary) or the benefit of others, any information acquired by Executive during the course of employment by CBCC with regard to the financial, business or other affairs of CSI or any Subsidiary (including without limitation any list or record of Persons or entities with which CSI or any Subsidiary has any dealings), other than (i) information already in the public domain through no act, omission or fault of Executive, (ii) information of a type not considered confidential by Persons engaged in the same business or a business similar to that conducted by CSI or any Subsidiary, (iii) as expressly authorized by CSI, or (iv) information that Executive is required to disclose under the following circumstances: (A) at the express direction of any authorized governmental authority; (B) pursuant to a subpoena or other court process; (C) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (D) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with any legal action or proceeding involving Executive and CSI or any Subsidiary in his capacity as an employee, officer, director, or stockholder of CSI or any Subsidiary. If Executive is compelled, as provided in Section 4(iv)(A)-(D), to disclose the information protected pursuant to this Section 4, regardless of whether such action would result in a breach of this Section 4, Executive shall immediately, but in no event later than 10 days before any disclosure of information protected by this Section 4 notify, in writing, an officer of the Company; provided, however, that this notice obligation shall not apply to Executive's decision to file or participate in a complaint, charge or investigation by or with a government agency. Executive shall, at any time requested by CSI (within two years after the Severance of Employment), promptly deliver to CSI all memoranda, notes, reports, lists and other documents (and all copies thereof) relating to the business of CSI or any Subsidiary which Executive may then possess or have under his control.

         5. Tax Withholding. Any payment of benefits under this Agreement will be subject to reduction due to any and all applicable federal, state or local income or employment taxes and other required withholdings.

         6. Overpayment. If due to mistake or any other reason, the Executive receives benefits under this Agreement in excess of what this Agreement provides, the Executive shall repay the overpayment to CBCC or CSI in a lump sum within thirty (30) days of notice of the amount of overpayment. If the Executive fails to so repay the overpayment, then without limiting any other remedies available to CBCC or CSI, CBCC or CSI may deduct the amount of the overpayment from any other benefits which become payable to the Executive under this Agreement.

         7. Release and Other Agreements. Notwithstanding any other provision in this Agreement to the contrary, if Executive fails to execute the Release or timely revokes this Agreement or the Release within the seven day revocation period applicable to each, then this Agreement shall be null and void ab initio.

         8. Binding Effect; Assignment

                  a. General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and Executive's heirs and legal representatives and CSI's and CBCC's successors and assigns. This Agreement is assignable by CSI to any Person which acquires, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of CSI or CBCC or a majority of the outstanding Voting Securities of CBCC. Upon any such assignment, and the assumption by the assignee of all obligations hereunder, CSI shall be released from all liability hereunder. This Agreement shall not be assignable by Executive.

                  b. Assumption by Successor. CSI shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of CSI to expressly assume and agree to perform this Agreement in the same manner and to the same extent CSI or CBCC, as applicable, would be required to perform if no such succession had taken place.

         9. Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind (collectively "Alienate"), either voluntary or involuntary, prior to actually being received by Executive, other than by a transfer by the Executive's will or by the laws of descent and distribution; and any attempt to alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder contrary to this
Section 9 shall be null and void ab initio and of no force or effect and CSI shall have no obligation or liability to pay any amounts so attempted to be Alienated.

         10. Severability. In the event that any provision of this Agreement or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable and, subject to the following sentence, the parties hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform any otherwise unenforceable covenants contained in this Agreement in accordance with the preceding provision.

         11. Specific Enforcement. Executive acknowledges that the covenants of Executive contained in Section 4 of this Agreement are special and unique, that a breach by Executive of any term or provision of Section 4 may cause irreparable injury to CSI and/or a Subsidiary, and that remedies at law for the breach of any terms or provisions of Section 4 may be inadequate. Accordingly, in addition to any other remedies it may have in the event of breach, CSI shall be entitled to enforce specific performance of the terms and provisions of
Section 4, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting bond or of proving actual damage, and to obtain attorneys' fees in respect of the foregoing if CSI prevails in such action or proceeding. For purposes of this
Section 11 and Section 4, CSI, CBCC and each Subsidiary of CBCC shall be deemed a third party beneficiary entitled to the benefits of such Sections and shall be entitled to enforce Section 4 in accordance with this Section 11 notwithstanding any assignment by CSI of its rights and obligations under this Agreement.

         12. Entire Agreement; Amendment; Waiver. This Agreement, including the Release, represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written negotiations, understandings and agreements between the parties hereto. This Agreement shall not be altered, amended or modified except by written instrument executed by CSI and Executive. No Person has any authority to make any representation or promise on behalf of any of the parties not set forth in this Agreement. This Agreement has not been executed in reliance upon any representation or promise except those contained herein. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         13. Legal Fees and Expenses. Except as provided in Section 11, CSI and its Subsidiaries shall be responsible for its own attorneys' fees and related fees and expenses incurred to enforce this Agreement or any provision hereof. In addition, CSI and its Subsidiaries shall reimburse Executive for any and all attorneys' fees and related fees and expenses incurred by Executive to successfully enforce (in whole or in part, and whether by modification of CSI's position, agreement, compromise, settlement, or administrative or judicial determination) this Agreement or any provision hereof as a result of CSI or any Subsidiary failing to perform its obligations under this Agreement or any provision hereof or CSI or any Subsidiary contesting the validity or enforceability of this Agreement or any provision hereof. Such reimbursement shall only be paid following the successful enforcement (including any appeals therefrom which uphold such enforcement) as provided in this Section 13.

         14. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Ohio (without regard to its choice of law principles which would require the application of some other state law) and, when applicable, the laws of the United States.

         15. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or overnight courier, telegram or facsimile transmission addressed as follows:

         (a)      If to CSI:                         c/o Chase Brass & Copper Company, Inc.
                                                     14212 County Road M-50
                                                     Montpelier, Ohio 43543
                                                     Telecopy No.: 419/485-8150
                                                     Attention: President of Chase Industries Inc.

                  with a copy (which will
                  not constitute notice) to:         Vinson & Elkins L.L.P.
                                                     2001 Ross Avenue, Suite 3700
                                                     Dallas, Texas 75201
                                                     Telecopy No.: (214) 999-7781
                                                     Attention: Rodney L. Moore

         (b)      If to Executive:                   25 Tremore Way
                                                     Holland, Ohio 43528
                                                     Attn: Michael T. Segraves

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         16. Warranties. Executive agrees, represents and warrants that the benefits paid pursuant to Section 2.a. are not something to which he is otherwise indisputably entitled and are good and sufficient consideration for his execution of this Agreement and the Release and further agrees, represents and warrants that he is legally and mentally competent to sign this Agreement.

         17. Consultation. Executive agrees for a period of two years from the signing of this Severance of Employment Agreement, to make himself reasonably available, either in person or by telephone, for the purpose of assisting CSI or any of its Affiliates in the prosecution of defense of any legal or regulatory matter or dispute in which CSI reasonably believes Executive has personal knowledge or information which was acquired as an employee of CSI or its Affiliates. CSI agrees to reimburse Executive for reasonable costs of travel or other reasonable expenses incurred by him pursuant to this Section 17. If Executive fails to perform the duties set forth in this Section 17, CSI reserves the right to suspend, discontinue or eliminate any benefits still available to Executive pursuant to Section 2.a.; provided, however, that in the case of any such suspension, discontinuance, or elimination, Executive agrees that any benefits previously paid pursuant to Section 2.a. of this Agreement shall constitute good and valuable consideration for the mutual agreements set forth in this Agreement, including the Release.

         18. Construction. This Agreement shall be deemed drafted equally by all the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. The plural includes the singular and the singular includes the plural; "and" and "or" are each used both conjunctively and disjunctively; "any," "all," "each," or "every" means "any and all, and each and every;" "including" and "includes" are each "without limitation;" and "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection.

         19. Advice to Consult Counsel. CSI hereby advises Executive to consult with an attorney prior to executing this Agreement.

         20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CHASE INDUSTRIES INC.



                                        By:  /s/ John Steadman
                                             -----------------------------------
                                                 John Steadman, President



                                        EXECUTIVE:  /s/ Michael T. Segraves
                                                    ----------------------------
                                                            Michael T. Segraves

                                    EXHIBIT A
                              AGREEMENT AND RELEASE

         This Agreement and Release ("Release") is entered into between you, Michael T. Segraves, the undersigned, and Chase Industries Inc., a Delaware corporation ("CSI"), in connection with the Severance Agreement entered into by and between you and CSI (the "Agreement"). You are advised to consult with an attorney of your choosing before signing this Agreement. You have 21 days to consider this Release, which you agree is a reasonable amount of time. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period, which began on September __, 2001. You may, at your option, sign this Release before expiration of this 21-day period, you may not sign it prior to the Severance of Employment (as defined in the Agreement). In addition, but you may revoke this Release within seven days after you have signed it by notice to the President of Chase Industries, Inc., c/o Chase Brass & Copper Company, Inc., 14212 County Road M-50, Montpelier, Ohio 43543, Telecopy
No.: 419-485-8150). This Release will not become effective or enforceable until the seven-day revocation period has expired without your revocation at which time this Release shall become effective and enforceable. You acknowledge that if you accept any of the benefits set forth in Section 2 below after the expiration of the seven-day period, such acceptance shall constitute an acknowledgment by you that you did not revoke this Release during the seven-day period.

         1. Definitions.

                  a. "Released Parties" means each of CSI, Chase Brass & Copper Company, Inc. and LTC Reserve Corp. and their past, present and future parents, subsidiaries, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities' past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities. All Released Parties are intended beneficiaries of this Release.

                  b. "Claims" means all theories of recovery of whatever nature, whether known or unknown, recognized by the law or equity of any jurisdiction. It includes, without limitation, any and all actions, causes of action, lawsuits, claims, complaints, petitions, charges, rights, demands and Damages (as defined below) to which you are or may be entitled or in which you have had or may have an interest. It also includes, without limitation, any claim for wages, benefits or other compensation. It also includes, without limitation, claims asserted by you or on your behalf by some other person, entity or government agency.

                  c. "Damages" mean all elements of recovery of whatever nature, whether known or unknown, which are recognized by the law or equity of any jurisdiction and includes, without limitation, all liabilities, indebtedness, losses, damages (whether actual, incidental, indirect, consequential, compensatory, liquidated, exemplary, punitive or other), costs and expenses (including, without limitation, reasonable attorney's fees), interest, equitable relief, rescission and judgments. It also includes, without limitation, damages sought by you or on your behalf by some other person, entity or government agency.

         2. Consideration. CSI agrees to pay you the severance benefits set forth in Section 2.a. of the Agreement, which you acknowledge is the amount owed you under the Agreement. If you do not revoke this Release as per the terms of this Release, CSI will make this payment to you pursuant to the terms of the Agreement. You acknowledge that the payment that CSI will make to you under this Release is in addition to anything else of value to which you are entitled and that CSI is not otherwise obligated to make this payment to you.

         3. Release of Claims.

                  a. You, on behalf of yourself and your heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns, unconditionally release and forever discharge the Released Parties from, and waive, any and all Claims that you have or may have against any of the Released Parties arising from your employment, or service as an officer or a director, with CSI or any of its Subsidiaries, the termination thereof, and any other acts or omissions occurring on or before the date you sign this Release.

                  b. The release set forth in Section 3.a. includes, but is not limited to, any and all Claims under (i) the common law (tort, contract or other) of any jurisdiction; (ii) the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, and any other federal, state and local statutes, ordinances, executive orders and regulations prohibiting discrimination or retaliation upon the basis of age, race, sex, national origin, religion, disability, veteran status, or other unlawful factor;
(iii) the National Labor Relations Act; (iv) the Employee Retirement Income Security Act; (v) the Family and Medical Leave Act; (vi) the Equal Pay Act; and
(vii) any other federal, state or local law.

                  c. In furtherance of this Release, you promise, covenant and agree not to bring any Claim covered by Section 3.a. of this Release against any of the Released Parties in or before any court or arbitral authority and agree to indemnify any Released Party for any and all Damages suffered or incurred by any Released Party in connection with any Claim brought by you or on your behalf in or before any court or arbitral authority.

         4. Injunctive Relief. The parties shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of this Release without the necessity of posting bond or proving actual damage. This provision shall not be deemed in any way to limit the availability of other remedies to which the parties may be entitled.

         5. Acknowledgment. You acknowledge that, by entering into this Release, CSI does not admit to any wrongdoing in connection with your employment, and that this Release is intended as a compromise of all Claims, if any, you have or may have against the Released Parties. You further acknowledge that you have carefully read this Release and understand its final and binding effect, have had a reasonable amount of time to consider it, have had the opportunity to seek the advice of legal counsel of your choosing, and are entering into this Release voluntarily.

                                        CHASE INDUSTRIES INC.

                                        By: /s/ John Steadman
                                            ------------------------------------
                                                     John Steadman, President

                                        EXECUTIVE: /s/ Michael T. Segraves
                                                   -----------------------------
                                                            Michael T. Segraves

                                    EXHIBIT B

                          POSITIONS OF MICHAEL SEGRAVES



I.       OFFICER STATUS

A.       CHASE INDUSTRIES INC.

Vice President, Chief Financial Officer, Treasurer and Secretary

B.       CHASE BRASS & COPPER COMPANY, INC.

Vice President, Chief Financial Officer, Secretary and Treasurer

C.       LTC RESERVE CORP.

Vice President, Secretary and Treasurer

II.      DIRECTOR STATUS

A.       CHASE BRASS & COPPER COMPANY, INC.

B.       LTC RESERVE CORP.